UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2007
OCEAN POWER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33417	22-2535818

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

1590 Reed Road
Pennington, NJ	08534

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 730-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers
          On November 2, 2007, the Board of Directors (the “Board”) of Ocean Power Technologies, Inc., a Delaware corporation (the “Company”) increased the number of directors of the Company by one, from five (5) to six (6) members and elected Paul F. Lozier to the Board. Mr. Lozier was also appointed to the Audit Committee of the Board.  There are no arrangements or understandings between Mr. Lozier and any other person, pursuant to which he was selected as a director, and there are no transactions in which Mr. Lozier has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Mr. Lozier will participate in the Company’s compensation program for non-employee directors, under which Mr. Lozier will receive compensation for his service on the Board of Directors and for attendance at Board and Board committee meetings. Each non-employee director currently annually receives $15,000 and a choice of either (a) an option to purchase 2,000 shares of our stock that is fully vested at the time of grant, or (b) common stock of the Company worth $10,000, which vests 50% at the time of grant and 50% one year later.
Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by the Company dated November 8, 2007 announcing the election of Mr. Paul Lozier to the Board of Directors of Ocean Power Technologies, Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: November 8, 2007	By:	/s/ CHARLES F. DUNLEAVY
Charles F. Dunleavy
Senior Vice President and Chief Financial Officer